SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2009 (March 10, 2009)

SUNRISE REAL ESTATE GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Suite 701, No.333, Zhaojiabang Road
Shanghai, PRC 200032

Registrant's telephone number, including area code (86)-21-6422-0505

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2009, the registrant, Sunrise Real Estate Development Group, Inc. ("Sunrise"), entered into a Share Purchase Agreement with Whole World Holding Corporation (“Whole World”) to issue 57 million shares to Whole World for US $20 million. This agreement, subject to standard closing terms and conditions, is scheduled to close on or before May 17, 2009.

Item 3.02. Unregistered Sales of Equity Securities.

As set forth in above Item 1.01, Sunrise, upon the closing of the Share Purchase Agreements, will issue 57,000,000 shares of common stock to Whole World for US $20 million to be received by Sunrise.

In connection with the issue of its shares to Whole World or their designees, Sunrise will rely on Regulation S as its exemption from the registration requirements of the Securities Act of 1933. All of such persons are non-US persons and agree that the shares may not be transferred or sold except in accordance with the provisions of Regulation S and/or compliance with the registration requirements of the Securities Act of 1933 or in reliance upon an applicable exemption therefrom. The certificates representing the Sunrise shares shall bear a legend reflecting such transfer restrictions and stop transfer orders will be placed with the transfer agent against these shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2009
SUNRISE REAL ESTATE GROUP, INC.

By: /s/ Lin, Chi Jung
Name:Lin, Chi Jung
Chief Executive Officer